UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   April 17, 2001
                                                -------------------------------


                              NORTH BANCSHARES, INC.
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             (Exact name of registrant as specified in its Charter)


Delaware                           0-22800                   36-3915073
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(State or other           (commission file number)          (IRS Employer
jurisdiction of                                              Identification
incorporation)                                               number)



100 West North Avenue, Chicago, Illinois                    60610
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                   N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On April 17, 2001, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated April 17, 2001, regarding first quarter 2001 earnings and a quarterly dividend.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                           (Registrant)




Date: April 17, 2001                       /S/ Joseph A. Graber
      --------------                       --------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer

                              EXHIBIT

NORTH BANCSHARES, INC.         NEWS
100 West North Avenue Chicago, Illinois 60610 312-664-4320


RELEASE:          IMMEDIATELY

CONTACT:          Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                  (312) 664-4320

                         NORTH BANCSHARES ANNOUNCES
                           FIRST QUARTER EARNINGS
                         QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, APRIL 17, 2001, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced diluted earnings per share of $.11 for the quarter ended March 31, 2001, an increase of $.02 per share, from $.09 per share for the quarter ended March 31, 2000. Net income for the quarter ended March 31, 2001 amounted to $133,000, an increase of $20,000 from $113,000 for the quarter ended March 31, 2000. The increase in net income and earnings per share is primarily related to a $35,000 increase in non-interest income and a $16,000 decrease in non-interest expenses partially offset by a $27,000 increase in income tax expense. In addition, there was a slight decrease in the average number of outstanding shares.

         On April 16, 2001, the Board of Directors of the Company declared a quarterly dividend of $.11 per share to be paid on May 15, 2001 to stockholders of record as of May 1, 2001.

         Net interest income before provision for loan losses remained stable at $873,000 for the quarter ended March 31, 2001, compared with $877,000 for the quarter ended March 31, 2000. The slight decrease was primarily attributable to an increase in the average cost of interest-bearing liabilities to 5.12% for the three months ended March 31, 2001 from 4.85% for the three months ended March 31, 2000 which offset an increase in the average yield on interest-earning assets to 7.15% for the three months ended March 31, 2001 from 7.07% for the three months ended March 31, 2000. There was an increase in average net earning assets from $13.3 million for the three months ended March 31, 2001 to $15.5 million for the three months ended March 31, 2001.

         Non-interest income increased by $35,000 to $118,000 for the quarter ended March 31, 2001 compared with $83,000 for the quarter ended March 31, 2000. The increase was primarily attributable to a $35,000 increase in mortgage servicing rights.

         Non-interest expense decreased by $16,000 to $770,000 for the quarter ended March 31, 2000 compared with $786,000 for the quarter ended March 31, 2000. There was a $21,000 decrease in advertising expense and a $21,000 decrease in professional fees which were partially offset by a $34,000 increase in compensation and benefits expense primarily related to annual salary increases and increased pension plan expense.

                                     -MORE-

         Net loans receivable totaled $88.6 million at March 31, 2001 compared with $90.8 million at December 31, 2000. At March 31, 2001, the Bank had $8.6 million in loan applications pending approval or closing with $4.4 million scheduled to close in April 2001and $3.7 million in unused outstanding lines of credit.

         Total deposits increased by $500,000 and amounted to $81.8 million at March 31, 2001 compared with $81.3 million at December 31, 2000. There was a $1.9 million increase in money market deposit accounts and non-interest bearing checking accounts during the three months ended March 31, 2001, which was partially offset by an $1.0 million decrease in NOW checking accounts and certificates of deposit.

         Stockholders' equity was $12.9 million at March 31, 2001 compared with $12.8 million at December 31, 2000. The increase was primarily attributable to a $291,000 improvement in other comprehensive loss primarily attributable to a decline in interest rates and the positive effect on securities that are classified available for sale. The increase was partially offset by a $202,000 increase in treasury stock related to stock repurchases. Book value per share increased to $11.11 at March 31, 2001 from $10.82 at December 31, 2000.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "During the quarter the Federal Reserve began the process of reducing short term interest rates. We have made progress on reducing our cost of funds and non-interest expenses and anticipate improvement in our margins and efficiency during the second and third quarters." He added, "We have continued to diversify our loan portfolio with higher yielding commercial real estate loans and have begun offering participations in these loans to other local financial institutions. These participation loans, when completed, will not only reduce the credit risk but increase the overall yield on our loan portfolio and provide additional servicing fee income."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock trades on The Nasdaq Stock Market(R) under the symbol NBSI. North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 50 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce and the Old Town Chamber of Commerce. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                     (FINANCIAL STATEMENTS ATTACHED)

                               -MORE-

                             NORTH BANCSHARES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

ASSETS                                                                MARCH 31, 2001    DEC 31, 2000
Cash and due from Banks                                                      $ 2,034       $   1,903
Interest-bearing deposits                                                      3,234           2,006
Federal funds sold                                                             7,729           4,245
Investment in dollar denominated mutual funds                                    365             903
----------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                            13,362           9,084
Investment securities available for sale                                      16,320          16,961
Mortgage-backed securities available for sale                                 13,447          13,580
Stock in Federal Home Loan Bank of Chicago                                     2,155           1,905
Loans receivable, net of allowance for loan losses of $266 at March
 31, 2001 and $262 at December 31, 2000                                       88,629          90,765
Accrued interest receivable                                                      895           1,016
Premises and equipment, net                                                      782             803
Amounts due from brokers                                                           -             376
Other assets                                                                     156              91
----------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                              135,746         134,581
----------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------
Deposit accounts                                                              81,789          81,317
Borrowed Funds                                                                38,100          38,200
Advance payments by borrowers for taxes and insurance                            663           1,068
Accrued interest payable and other liabilities                                 2,280           1,213
----------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                         122,832         121,798
----------------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                      -               -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued and outstanding 1,162,253 at March 31, 2001 and 1,181,253 at
  December 31, 2000                                                               19              19
Additional paid in capital                                                    13,253          13,242
Retained earnings, substantially restricted                                   11,958          11,955
Treasury stock, at cost (751,822 shares at March 31, 2001 and
  732,822 shares at December 31, 2000)                                       (11,518)        (11,316)
Accumulated other comprehensive loss                                            (604)           (895)
Common stock acquired by Employee Stock Ownership Plan                          (194)           (222)
----------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                                 12,914          12,783
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $135,746        $134,581
----------------------------------------------------------------------------------------------------

                                                -MORE-

                             NORTH BANCSHARES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                  2001              2000
INTEREST INCOME:
  Loans receivable                                                         $1,707            $1,657
  Interest-bearing deposits and federal funds sold                            128                39
  Investment securities available for sale                                    286               302
  Mortgage-backed securities available for sale                               211               230
  Other interest income                                                        43                47
---------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                                       2,375             2,275
---------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                            922               840
  Borrowed funds                                                              580               558
---------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                                      1,502             1,398
---------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                          873               877
PROVISION FOR LOAN LOSSES                                                       4                 4
---------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                           869               873
---------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities available for sale                     11                 -
  Mortgage servicing rights                                                    35                 -
  Fees and service charges                                                     68                79
  Other                                                                         4                 4
---------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                                     118                83
---------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                                   455               421
  Occupancy expense                                                           124               130
  Professional fees                                                            28                49
  Data processing                                                              49                49
  Advertising and promotion                                                    23                44
  Other                                                                        91                93
---------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                                    770               786
---------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                    217               170
INCOME TAX EXPENSE                                                             84                57
---------------------------------------------------------------------------------------------------
NET INCOME                                                                    133               113
---------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                                       .12               .10
  Diluted                                                                     .11               .09
---------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                                 1,150,440         1,187,579
  Diluted                                                               1,163,440         1,198,768
---------------------------------------------------------------------------------------------------

                                                     -MORE-

SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                      2001           2000

PERFORMANCE RATIOS:
----------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)                   0.34%          0.35%
Interest rate spread information:
Average during period (1)                                                             2.03           2.22
End of period (1)                                                                     2.07           2.34
Net interest margin (1)                                                               2.63           2.73
Ratio of operating expenses to average assets (1)                                     2.27           2.40
Efficiency Ratio                                                                       .78            .82
Ratio of average interest-earning assets to average interest-bearing
  liabilities                                                                       113.23         111.56
------------------------------------------------------------------------===-------------------------------

                                                                          MARCH 31, 2001  DECEMBER 31, 2000
ASSET QUALITY RATIOS:
-----------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                               0.00             0.00
Allowance for loan losses to non-performing loans                                    N/A              N/A
Allowance for loan losses to loans receivable                                       0.30             0.29
CAPITAL RATIOS:
-----------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                9.51             9.50
Average Stockholders' equity to average assets                                      9.49             8.93
Return on Stockholders' equity (ratio of net income to average
 equity) (1)                                                                        4.12            11.68
Shares outstanding-actual                                                      1,162,253        1,181,253
Book value per share                                                               11.11            10.82
Number of full service offices                                                         2                2
----------------------------------------------------------------------------------------------------------

(1) Annualized for the three month periods presented.